BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.
Proxy Results (Unaudited)
JUNE 30, 2014
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The stockholders of the Brookfield Global Listed Infrastructure Income Fund
Inc. voted on the following proposals at a stockholder meeting on May 20, 2014.
The description of the proposal and number of shares voted are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 To elect to the Fund's
    Board of Directors
    Louis P. Salvatore           8,439,210        116,709            -
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2 To elect to the Fund's
    Board of Directors
    Jonathan C. Tyras            8,449,097        106,822            -
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